UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)          November 12, 2003
                                                             -----------------


                              GRILL CONCEPTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      0-23226                13-3319172
----------------------------    -----------------         ----------------
(State or other jurisdiction      (Commission file      (IRS Employer Number)
  of incorporation                  number)


        11661 San Vicente Blvd., Suite 404, Los Angeles, California 90049
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (310) 820-5559
            -------------------------------------------------------
              (Registrant's telephone number, including area code)


            --------------------------------------------------------------
            (Former name and former address, if changed since last report)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)     Exhibits

           Exhibit
           Number          Description
           ------          -----------

            99.1 Grill Concepts, Inc. quarterly earnings release for the quarter ended September 28, 2003

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On November 12, 2003, Grill Concepts, Inc. issued an earnings release announcing its financial results for the quarter and nine months ended September 28, 2003. A copy of the earnings release is attached as Exhibit 99.1.

     The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 12 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GRILL CONCEPTS, INC.

Dated: November 12, 2003
                                   By: /s/ Robert Spivak
                                      ---------------------------------
                                         Robert Spivak
                                         President

EXHIBIT 99.1



PONDELWILKINSON MS&L
Corporate and Investor Relations

6500 Wilshire Blvd., Suite 1900
Los Angeles, CA 90048-4920
T     (323)  866 6060
F     (323)  866 6068
W     www.pondel.com

NEWS
RELEASE



CONTACTS:     Daryl E. Ansel
              Chief Financial Officer
              Grill Concepts, Inc.
              (310) 820-5559

              Roger S. Pondel/Angie H. Yang
              PondelWilkinson MS&L
              (323) 866-6004
              investor@pondel.com


                                                          FOR IMMEDIATE RELEASE


   GRILL CONCEPTS REPORTS INCREASED REVENUES FOR 2003 THIRD QUARTER; SAME STORE
                              SALES UP 7.7 PERCENT


     LOS ANGELES, CALIFORNIA - NOVEMBER 12, 2003 - Grill Concepts, Inc. (Nasdaq:GRIL) today reported results for the three and nine-month periods ended September 29, 2003.

     For the 2003 third quarter, consolidated revenues, including management and license fees, increased 13.9 percent to $10.8 million from $9.5 million in the same period a year earlier. Total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose 12.4 percent to $16.6 million from $14.7 million a year ago. Management believes total systemwide sales is a key measurement for assessing the current strength of The Grill on the Alley and Daily Grill restaurant brands against historical performance. Same store sales for the third quarter rose 7.7 percent. The company reduced its net loss to $342,000, or $0.06 per share, in the 2003 third quarter from a net loss of $454,000, or $0.08 per share, in the corresponding period a year earlier.

     For the year-to-date period, consolidated revenues, including management and license fees, advanced 9.3 percent to $34.5 million from $31.5 million in the prior-year nine-month period. Total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose 11.7 percent to $51.4 million from $46.0 million a year earlier. Same store sales for the first nine months of 2003 increased 6.1%. The company posted net income of $197,000, or $0.04 per diluted share, contrasted with a net loss of $302,000, or $0.05 per share, in the 2002 year-to-date period.

     "The growth in revenues for the three and nine-month periods is attributed primarily to continued momentum in same store sales, as well as contributions from our South Bay Daily Grill, which opened in January of this year," said Robert Spivak, president and chief executive officer of Grill Concepts. "Our strong same store sales growth reflected increased guest counts and higher average check prices at both our Grill on the Alley and Daily Grill restaurants."

     Despite industry-wide increases in beef costs, the company achieved gross margin improvements, benefiting from improved purchasing and menu refinements. Cost of sales as a percentage of total revenues were held below year-ago levels, resulting in higher gross margins, amounting to 72.5 percent and 72.9 percent for the current three and nine-month periods, compared with 72.4 percent and
72.8 percent, respectively, for the corresponding year-ago periods.

     Spivak added: "We continued to make progress executing our strategic growth plan. In September 2003, we entered the Northwestern U.S. market with the opening of a Daily Grill restaurant in The Westin Portland Hotel in downtown Portland. We are excited about the prospects of this joint development project with Starwood Hotels and the Aspen Hotel Group, considering this full service restaurant is the food and beverage provider for the hotel's banquet facilities, as well as the exclusive room service provider for the 188-room hotel. We also look forward to expanding our network in the Washington, D.C. metropolitan area later this year with a new Daily Grill restaurant in the heart of Bethesda, Maryland at the Hyatt Regency Bethesda. These restaurants underscore our strategy of developing restaurants in, or adjoining, key hotel properties or complexes situated to attract both the corporate and residential patron."

ABOUT GRILL CONCEPTS, INC.

     Grill Concepts owns and manages upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill, serving classic American grill fare in a comfortable, sophisticated atmosphere, featuring hearty portions of freshly prepared signature dishes. The company operates 22 restaurants including The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood and San Jose, California, and Chicago, as well as Daily Grill restaurants in Southern and Northern California, the Washington, D.C. metropolitan region, Houston, Texas, Portland, Oregon and Skokie, Illinois.

     This news release contains forward-looking statements, which are based on current operations, plans and expectations. Such statements include, but are not limited to, the company's ability to open and successfully operate the Portland Daily Grill and the Bethesda Daily Grill and the company's ability to continue expanding its restaurant network, among other factors. Actual results may differ materially from these statements due to risks and uncertainties beyond the company's control, which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.

                                  #     #     #
                               (tables to follow)


                               GRILL CONCEPTS, INC. AND SUBSIDIARIES
                         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                           ---------------------------  -------------------------
                                            SEPTEMBER 28, SEPTEMBER 29, SEPTEMBER 28, SEPTEMBER 29,
                                               2003         2002          2003          2002
                                           ------------  -----------  ------------  ------------
Revenues:
  Sales                                    $10,509,000   $9,231,000   $33,695,000   $30,843,000
  Management and license fees                  278,000      236,000       795,000       704,000
                                           ------------  -----------  ------------  ------------
    Total revenues                          10,787,000    9,467,000    34,490,000    31,547,000

Cost of sales                                2,968,000    2,610,000     9,364,000     8,571,000
                                           ------------  -----------  ------------  ------------
Gross profit                                 7,819,000    6,857,000    25,126,000    22,976,000
                                           ------------  -----------  ------------  ------------
Operating expenses:
  Restaurant operating expenses              6,930,000    6,054,000    20,972,000    19,533,000
  Gain on disposal of assets                        --           --       (12,000)      (71,000)
  General and administrative                   934,000      926,000     2,750,000     2,792,000
  Depreciation and amortization                411,000      364,000     1,200,000     1,092,000
  Preopening expenses                               --           --       187,000            --
                                           ------------  -----------  ------------  ------------
      Total operating expenses               8,275,000    7,344,000    25,097,000    23,346,000
                                           ------------  -----------  ------------  ------------
Income (loss) from operations                 (456,000)    (487,000)       29,000      (370,000)

Interest expense, net                          (49,000)     (59,000)     (141,000)     (160,000)
                                           ------------  -----------  ------------  ------------

Loss before benefit (provision) for
  income taxes, equity in loss of joint
  venture and minority interest               (505,000)    (546,000)     (112,000)     (530,000)

Benefit (provision) for income taxes            13,000       (2,000)      (68,000)      (22,000)
Minority interest                              161,000      107,000       425,000       301,000

Equity in income (loss) of joint venture         1,000       (1,000)      (10,000)      (13,000)
                                           ------------  -----------  ------------  ------------

Net income (loss)                             (330,000)    (442,000)      235,000      (264,000)

Preferred dividends accrued or paid            (12,000)     (12,000)      (38,000)      (38,000)
                                           ------------  -----------  ------------  ------------
Net income (loss) applicable to
  common stock                             $  (342,000)  $ (454,000)  $   197,000   $  (302,000)
                                           ============  ===========  ============  ============
Net income (loss) per share applicable
  to common stock
  Basic                                    $     (0.06)  $    (0.08)  $      0.04   $     (0.05)
                                           ============  ===========  ============  ============
  Diluted                                  $     (0.06)  $    (0.08)  $      0.04   $     (0.05)
                                           ============  ===========  ============  ============
Weighted average shares outstanding:
  Basic                                      5,537,071    5,537,071     5,537,071     5,537,071
                                           ============  ===========  ============  ============
  Diluted                                    5,537,071    5,537,071     5,613,527     5,537,071
                                           ============  ===========  ============  ============


                           GRILL CONCEPTS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
                                        (unaudited)


SYSTEMWIDE SALES

The following table reconciles Grill Concepts' total consolidated revenues, prepared on the basis of GAAP, to total systemwide sales for the periods presented:


                                       THREE MONTHS ENDED           NINE MONTHS ENDED
                                    -------------------------   --------------------------
                                    SEPTEMBER 28, SEPTEMBER 29, SEPTEMBER 28, SEPTEMBER 29,
                                        2003          2002          2003          2002
                                    ------------  ------------  ------------  ------------
Total consolidated revenues         $10,787,000   $ 9,467,000   $34,490,000   $31,547,000
                                    ------------  ------------  ------------  ------------

Managed restaurants sales             3,842,000     3,720,000    10,968,000    10,088,000

Licensed restaurants sales            2,220,000     1,786,000     6,700,000     5,033,000

  Less management and license fees     (278,000)     (236,000)     (795,000)     (704,000)
                                    ------------  ------------  ------------  ------------

Total systemwide sales              $16,571,000   $14,737,000   $51,363,000   $45,964,000
                                    ============  ============  ============  ============
